UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2022

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	New York Stock Exchange

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On October 19, 2022, Port Arthur LNG, LLC (“Owner”) and PALNG Common Facilities Company, LLC, each a wholly owned, indirect subsidiary of Sempra Infrastructure Partners, LP, of which Sempra Energy holds a 70% ownership interest, entered into the second amended and restated Engineering, Procurement and Construction Contract (the “EPC Contract”) with Bechtel Energy Inc. (formerly known as Bechtel Oil, Gas and Chemicals, Inc.) (“Bechtel”) relating to the proposed construction of a large-scale natural gas treatment, processing, liquefaction and export facility in Port Arthur, Texas (the “PA LNG Phase 1 Project”). Bechtel Global Energy, Inc. has guaranteed Bechtel’s obligations under the EPC Contract. The EPC Contract contemplates the construction of two liquified natural gas (“LNG”) trains capable of producing, under optimal conditions, up to approximately 13.5 million tons per annum, two LNG storage tanks, a marine berth and associated loading facilities and related infrastructure necessary to provide liquefaction services. In addition, the EPC Contract covers the following comprehensive services:
▪Front end engineering design services
▪Detailed engineering, procurement, construction, commissioning, startup, performance testing, and operator training activities
▪Installation of electrical infrastructure to reliably interconnect with the Entergy Texas power grid
▪Dredging activities on the Sabine-Neches waterway, including the beneficial use of dredge materials
▪Marine structures, early works, and other supporting infrastructure
Owner contemplates issuing a limited notice to proceed on or before November 15, 2022, to progress specified scopes of work. If the full notice to proceed under the EPC Contract is not issued by February 8, 2023, the EPC Contract contemplates the possibility of Owner issuing another limited notice to proceed which, if issued, would allow Bechtel to continue with the scopes of work previously authorized. Each limited notice to proceed would set forth a maximum payment amount that would cap Owner’s exposure under such limited notices to proceed. Prior to issuing the full notice to proceed, the EPC Contract contemplates that Owner will authorize Bechtel under the then-operative limited notice to proceed to access the site of the proposed PA LNG Phase 1 Project to perform certain preparatory site activities. The decision to proceed with construction under the EPC Contract, including the issuance of any limited notice to proceed and the full notice to proceed prior to May 8, 2023, is within the full discretion of Owner.
If Owner issues the full notice to proceed by February 8, 2023, and provided Owner has issued the first limited notice to proceed by November 15, 2022, Owner expects the cost of the PA LNG Phase 1 Project under the fixed-price EPC Contract to be approximately $10.5 billion (as adjusted as described below, the “Contract Price”), which does not include costs associated with changes to the project’s scope or the occurrence of certain events that would entitle Bechtel to relief under the contract, including certain impacts related to an escalation of the war in Ukraine, additional outbreaks or changes in law related to the COVID-19 pandemic, physical damage to the work, and customary events for similar agreements of this type such as force majeure events, certain changes in law, the discovery of certain site conditions, and certain Owner caused delays to the work. If Owner issues the full notice to proceed under the EPC Contract after February 8, 2023, but on or prior to May 8, 2023, and provided Owner has issued the second limited notice to proceed by February 8, 2023, the Contract Price will be subject to agreed price escalations during this period with the maximum price escalation of an additional $149.4 million. After May 8, 2023, the parties must mutually agree to an adjustment to the Contract Price prior to Owner issuing the full notice to proceed. If Owner fails to issue the full notice to proceed by May 8, 2024, then Owner and Bechtel would each have the right to terminate the EPC Contract, in which case Owner would have no obligation to make any payment under the contract except in connection with previously issued limited notices to proceed.
The Contract Price and project schedule are also subject to adjustment to the extent the final purchase orders from vendors for certain key items of equipment for the proposed PA LNG Phase 1 Project differ from the quotes provided by such vendors and used by the parties to calculate the applicable portion of the Contract Price and project schedule as of the execution of the EPC Contract. The price and schedule impact from any such adjustments will be known prior to Owner issuing the full notice to proceed. In addition, the Contract Price is subject to adjustment to the extent a fixed portion of the price for a certain sub-set of commodities “rises” or “falls” based on changes to publicized indices for the applicable commodity at the time Bechtel commits to purchase such commodity for its work on the proposed project (although Owner does not take actual quantity risk with respect to any such commodity), and may be increased if certain items, such as marine dredging, an agreed quantity of diesel fuel and certain shore line protection materials, and certain spare parts, cost more than the provisional sums for such items set forth in the EPC Contract.
The Contract Price would be payable by Owner in tranches of varying size upon Bechtel’s completion of specified milestones and upon its completion of progress over the entire performance of the work under the EPC Contract.

Under certain circumstances, Bechtel will be obligated to pay liquidated damages to Owner under the EPC Contract. These circumstances include the failure of Bechtel (i) to reach guaranteed performance levels for each stage of the proposed PA LNG Phase 1 Project and (ii) to achieve substantial completion of each such stage after the applicable guaranteed substantial completion date for such stage, subject to certain grace periods. Bechtel’s liability under the EPC Contract is limited with certain narrow exceptions.
In addition to the ability to terminate if the full notice to proceed is not issued by May 8, 2024 as discussed above, the following termination rights exist under the EPC Contract:
▪Owner has the right to terminate the EPC Contract at its convenience, if Bechtel is unable to pay its debts or an insolvency event occurs with respect to Bechtel or its guarantor, or upon the occurrence of other customary events of default applicable to contractors under similar agreements of this type (subject to cure periods in certain circumstances);
▪Either party has the right to terminate the EPC Contract if the other party (i) breaches any of its representations or warranties and such failure has a material adverse effect upon the project or the non-breaching party’s ability to perform its obligations under the EPC Contract, or (ii) otherwise materially defaults on its obligations, though such termination right is subject to a cure period in certain circumstances; and
▪Bechtel has the right to terminate the EPC Contract if (i) Owner fails to timely pay Bechtel amounts due under the EPC Contract (subject to certain cure periods), or (ii) all or a substantial portion of the work under the contract is suspended by Owner for specified periods or is stopped due to a force majeure event for a specified period, subject to certain exceptions.
The foregoing description of the EPC Contract does not purport to be complete and is subject to, and qualified in its entirety by, the text of the EPC Contract, a copy of which will be filed as an exhibit to Sempra Energy’s Annual Report on Form 10-K for the year ending December 31, 2022. The terms of the initial EPC Contract, which was executed on February 28, 2020, are described in Sempra Energy’s Current Report on Form 8-K filed on March 3, 2020, and the first amendment and restatement of such contract is filed as Exhibit 10.1 to Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021.

Information Regarding Forward-Looking Statements
This report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.
Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to: California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, in rates from customers or a combination thereof; decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other regulatory and governmental bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of partners or other third parties, including governmental and regulatory bodies; civil and criminal litigation, regulatory inquiries, investigations, arbitrations, property disputes and other proceedings, including those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; changes to laws and regulations, including certain of Mexico’s laws and rules that impact energy supplier permitting, energy contract rates, the electricity industry generally and the import, export, transport and storage of hydrocarbons; cybersecurity threats, including by state and state-sponsored actors, to the energy grid, storage and pipeline infrastructure, information and systems used to operate our businesses, and confidentiality of our proprietary information and personal information of our customers and employees, including ransomware attacks on our systems and the systems of third-parties with which we conduct business, all of which have become more pronounced due to recent geopolitical events and other uncertainties, such as the war in Ukraine; failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our debt service obligations; the impact of energy and climate policies, laws, rules and disclosures, as well as related goals and actions of companies in our industry, including actions to reduce or eliminate reliance on natural gas generally and any deterioration of or increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets; the pace of the development and adoption of new technologies in the energy sector, including those designed to support governmental and private party energy and climate goals, and our ability to timely and economically incorporate them into our businesses; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, information system outages or other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires or subject us to liability for damages, fines and penalties, some of which may be disputed or not covered by insurers, may not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; inflationary and interest rate pressures, volatility in foreign currency exchange rates and commodity prices, our ability to effectively hedge these risks, and their impact, as applicable, on San Diego Gas & Electric Company’s (SDG&E) and SoCalGas’ cost of capital and the affordability of customer rates; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities; the impact of the COVID-19 pandemic on capital projects, regulatory approvals and the execution of our operations; the impact at SDG&E on competitive customer rates and reliability due to growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Community Choice Aggregation and Direct Access, and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those that have been imposed and that may be imposed in the future in connection with the war in Ukraine, which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and other uncertainties, some of which are difficult to predict and beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, sec.gov, and on Sempra Energy’s website, sempra.com. Investors should not rely unduly on any forward-looking statements.
Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.
None of the website references in this report are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: October 20, 2022	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer